EXHIBIT 21 (a)

CROWN AMERICAN REALTY TRUST

AMENDED LIST OF SUBISIDIARIES AS OF DECEMBER 31, 2001

Following are the subsidiaries of Crown American Realty Trust and of Crown American Properties, L.P. as of December 31, 2001 together with their ownership interests as of that date.

Crown American Realty Trust:
Subsidiary:	Ownership Interest
Crown American Properties, L.P.	72.47% common interest 100.00% preferred interest
Crown American Financing Corporation	100.00%
Crown Lycoming Service Associates	100.00%
Crown American WL Associates	100.00%
Washington Crown Center Associates	100.00%
Crown American Lewistown Associates (formerly Crown Wyoming Associates)	100.00%
Crown American Acquisition Associates I	100.00%
Crown American Acquisition Associates II	100.00%
Crown American Acquisition Associates III	100.00%
Crown American Acquisition Associates IV	100.00%
Crown American Acquisition Associates V	100.00%
Crown American Acquisition Associates VI	100.00%
Crown American Acquisition Associates VII	100.00%
Crown American Acquisition Associates VIII	100.00%
Crown American Acquisition Associates IX	100.00%
Crown American Acquisition Associates X	100.00%
Crown American Ventures, Inc.	100.00%
Crown American Capital City Associates	100.00%
Crown American GC, Inc.	100.00%

Crown American Properties, L.P.
Subsidiary	Ownership Interest
Crown American Financing Partnership	99.5% *
Crown American WL Associates, L.P.	99.5% *
Washington Crown Center Associates, L.P.	99.5% *
Crown American Lewistown Associates, L.P. (formerly Crown Wyoming Associates, L.P.)	99.5% *
Crown American Crossroads, LLC	100.0%
Crown American Crossroads II, LLC	100.0%
Crown American Acquisition Associates I, L.P.	99.5% *
Crown American Acquisition Associates II, L.P.	99.5% *
Crown American Acquisition Associates III, L.P.	99.5% *
Crown American Acquisition Associates IV, L.P.	99.5% *
Crown American Acquisition Associates V, L.P.	99.5% *
Crown American Acquisition Associates VI, L.P.	99.5% *
Crown American Acquisition Associates VII, L.P.	99.5% *
Crown American Acquisition Associates VIII, L.P.	99.5% *
Crown American Acquisition Associates IX, L.P.	99.5% *
Crown American Acquisition Associates X, L.P.	99.5% *
Crown American Capital City Associates, L.P.	99.5% *

* The remaining 0.5% interest in each of these entities is held by Crown American Realty Trust or by one of its wholly-owned subsidiaries.